Vocus Announces Results for First Quarter 2013
Company Reports 33% Revenue Growth and Strong Free Cash Flow with Continued Demand for the Vocus
Marketing Suite

Beltsville, MD: April 23, 2013 – Vocus, Inc. (NASDAQ: VOCS), a leading marketing cloud provider, announced today financial results for the first quarter ended March 31, 2013.

“We have one of the fastest growing marketing clouds today, as bookings in the first quarter for the Vocus Marketing Suite grew 200% over the prior year,” said Rick Rudman, President and CEO of Vocus, Inc. “We remain focused on continuing our expansion beyond PR software into the much larger cloud marketing space which we believe will deliver the next phase of growth and success for Vocus.”

Financial Highlights

Income Statement

•	GAAP revenue for the first quarter of 2013 was $46.2 million, a 33% increase over the comparable period in 2012.

•	Non-GAAP revenue for the first quarter of 2013 was $46.3 million, a 30% increase over the comparable period in 2012. Non-GAAP revenue includes the revenue excluded from the GAAP results due to purchase accounting adjustments, which reduced deferred revenue to its fair value as of the date of acquisition.

•	GAAP loss from operations for the first quarter of 2013 was $(7.7) million, compared to $(10.4) million for the comparable period in 2012.

•	Non-GAAP income from operations for the first quarter of 2013 was $2.5 million, compared to $854,000 for the comparable period in 2012.

•	GAAP net loss for the first quarter of 2013 was $(8.1) million or $(0.41) per diluted share, compared to $(10.8) million or $(0.57) per diluted share for the comparable period in 2012.

•	Non-GAAP net income for the first quarter of 2013 was $2.1 million or $0.09 per diluted share, compared to $452,000 or $0.02 per diluted share for the comparable period in 2012.

Balance Sheet and Other Financial Information

•	Total deferred revenue as of March 31, 2013 was $78.1 million compared to $66.4 million at March 31, 2012.

•	Cash flow from operations for the first quarter of 2013 was $10.8 million, and free cash flow for the first quarter of 2013 was $8.5 million.

Business Highlights

•	Added 828 net new annual subscription customers during the first quarter of 2013 compared to 1,196 net new annual subscription customers added during the comparable period in 2012 and ended the quarter with 17,322 total active annual subscription customers.

•	Signed subscription agreements with new and existing customers including Bankers Toolbox, Convergent Wealth Advisors, Creative Outlook on Life, Diamond Nexus, Euronews, Karl Strauss Brewing, Network Automation, Standard Aero, The Children’s Hospital of Philadelphia, The United Way Worldwide, Universities Space Research Association, Vinci, Vitesse Consulting and Washington Nationals.

•	Launched new mobile versions of the Vocus Marketing Suite which includes updated mobile capabilities for all smartphone and tablet users on both Apple® and Android® platforms.

Guidance

Vocus is providing, for the first time, guidance for the second quarter and adjusting guidance for the full year 2013 based on information as of April 23, 2013:

•	For the second quarter of 2013, revenue is expected to be in the range of approximately $45.1 million to $45.5 million. Non-GAAP EPS is expected to be in the range of $(0.03) to $(0.02) assuming an estimated tax provision of $450,000. Non-GAAP adjustments are expected to be $0.32 per share. GAAP EPS is expected to be in the range of $(0.35) to $(0.34) assuming an estimated weighted average 20.1 million basic and diluted shares outstanding.

•	For the full year of 2013, revenue is expected to be in the range of $188.0 million to $189.0 million. Non-GAAP diluted EPS is expected to be in the range of $0.15 to $0.18 assuming an estimated non-GAAP weighted average 24.4 million diluted shares outstanding and an estimated tax provision of $1.7 million. Non-GAAP adjustments are expected to be $1.38 per share. GAAP EPS is expected to be in the range of $(1.23) to $(1.20) assuming an estimated weighted average 20.1 million basic and diluted shares outstanding. Free cash flow is expected to range from $12.0 million to $13.0 million. Capital expenditures are expected to be $6.5 million.

This release includes non-GAAP financial measures and adjustments. For a description of these non-GAAP financial measures and adjustments, please refer to section “Use of Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of Non-GAAP Measures” and “Reconciliation of 2013 Guidance.”

Conference Call Information

Vocus will discuss the financial results and business highlights of the first quarter of 2013 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio webcast of the conference call on the Investor Relations section of the Company’s website at http://investor.shareholder.com/vocs/events.cfm. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until April 30, 2013 at 11:59 p.m. ET and can be accessed by dialing (404) 537-3406 or (855) 859-2056 and entering conference number 73927292.

About Vocus, Inc.

Vocus, Inc. is a leading marketing cloud provider that helps businesses reach and influence buyers across social networks, online and through media. Vocus provides an integrated suite that combines social marketing, search marketing, email marketing and publicity into a comprehensive solution to help businesses attract, engage and retain customers. Vocus software is used by more than 120,000 organizations worldwide and is available in seven languages. Vocus is based in Beltsville, MD with offices in North America, Europe and Asia. For further information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain, and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,	March 31,
	2012	2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,107	$40,332
Short-term investments	662	643
Accounts receivable, net	29,841	21,573
Deferred income taxes	1,478	1,273
Prepaid expenses and other current assets	2,933	2,939

Total current assets	67,021	66,760
Long-term investments	1,322	—
Property, equipment and software, net	20,068	21,152
Intangible assets, net	26,751	23,607
Goodwill	177,011	176,835
Other assets	641	759

Total assets	$292,814	$289,113

Liabilities, Series A redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses (including contingent consideration of $1,107 and $4,560 at	$21,701	$25,221
December 31, 2012 and March 31, 2013, respectively)
Notes payable and capital lease obligations	854	160
Deferred revenue	77,098	76,299

Total current liabilities	99,653	101,680
Notes payable and capital lease obligations, net of current portion	751	712
Other liabilities	6,786	6,636
Deferred income taxes, net of current portion	5,120	5,080
Deferred revenue, net of current portion	2,235	1,814

Total liabilities	114,545	115,922
Series A redeemable convertible preferred stock	77,490	77,490
Stockholders’ equity:
Common stock	219	219
Additional paid-in capital	215,226	218,935
Treasury stock	(41,909)	(42,322)
Accumulated other comprehensive loss	(426)	(675)
Accumulated deficit	(72,331)	(80,456)

Total stockholders’ equity	100,779	95,701

Total liabilities, Series A redeemable convertible preferred stock and stockholders’ equity	$292,814	$289,113

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2013
	(unaudited)	(unaudited)
Revenues	$34,853	$46,247
Cost of revenues	7,314	9,752

Gross profit	27,539	36,495
Operating expenses:
Sales and marketing	20,831	26,835
Research and development	3,656	2,998
General and administrative	12,393	12,333
Amortization of intangible assets	1,100	2,020

Total operating expenses	37,980	44,186
Loss from operations	(10,441)	(7,691)
Other income (expense)	(58)	5

Loss before provision for income taxes	(10,499)	(7,686)
Provision for income taxes	326	439

Net loss	$(10,825)	$(8,125)

Net loss per share:
Basic and diluted	$(0.57)	$(0.41)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	19,042,761	19,790,692

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended
	March 31,
	2012	2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(10,825)	$(8,125)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,592	4,297
Other non-cash charges, net	4,522	7,524
Payments of contingent consideration for business acquisition in excess of	(494)	—
fair value on acquisition date
Changes in operating assets and liabilities	7,724	7,127

Net cash provided by operating activities	3,519	10,823
Cash flows from investing activities:
Business acquisition, net of cash acquired	(79,649)	—
Net change in available-for-sale securities	6,775	1,328
Purchases of property, equipment and software, net	(227)	(2,211)
Software development costs	(198)	(129)

Net cash used in investing activities	(73,299)	(1,012)
Cash flows from financing activities:
Purchases of common stock	(2,971)	(413)
Proceeds from exercises of stock options	14	—
Payments of contingent consideration for business acquisitions	(3,112)	—
Net payments on notes payable and capital lease obligations	(49)	(729)

Net cash used in financing activities	(6,118)	(1,142)
Effect of exchange rate changes on cash and cash equivalents	227	(444)

Net increase (decrease) in cash and cash equivalents	(75,671)	8,225
Cash and cash equivalents, beginning of period	98,284	32,107

Cash and cash equivalents, end of period	$22,613	$40,332

Use of Non-GAAP Financial Measures

Vocus provides non-GAAP measures for revenue, income from operations, net income, diluted net income per share and free cash flow as supplemental information.

We define non-GAAP revenue as GAAP revenue adjusted for the impact of the fair value adjustment to deferred revenue related to purchase accounting. Management believes the adjustment is useful to investors as a more accurate measure of our ongoing performance from the acquisitions.

We define non-GAAP income from operations as GAAP income from operations including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration and acquisition-related expenses.

We define non-GAAP net income as GAAP net income including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration including the effect of foreign currencies and acquisition-related expenses.

Stock-based compensation included in our GAAP financial results relates to stock option and restricted stock awards.  Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards.  Amortization of acquired intangible assets included in our GAAP financial results consists of amortization of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might.  Amortization expense can vary from period to period due to the timing and size of our acquisitions.  Adjustments to deferred revenue reflect the reductions in the fair value of the acquired company’s deferred revenue due to purchase accounting. Our GAAP financial results include adjustments to the fair value of contingent consideration for acquisition earn-outs as of each reporting date from the fair value recorded on the acquisition date.  Acquisition-related expenses included in our GAAP operating expenses consist of professional fees for legal, accounting and other advisory services, integration related professional services, severance costs and retention payments incurred during the reporting period in connection with our acquired businesses.  Management believes these non-GAAP measures allow management and investors to make meaningful comparisons between our operating results and those of the other companies, as well as provide a consistent comparison of our relative historical financial performance.

We have not presented the tax impact of non-GAAP adjustments in the calculation of non-GAAP net income as a result of the valuation allowance in nearly all of our taxing jurisdictions.  The tax impact of the non-GAAP adjustments would have resulted in an annual effective tax rate of 43% and 39% and non-GAAP diluted net income per share of $0.02 and $0.06 for the three months ended March 31, 2012 and 2013, respectively.

We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the excess tax benefits from equity awards and payments of contingent consideration for business acquisitions in excess of fair value on acquisition date. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Our definition of free cash flow may be different from definitions used by other companies.

Management uses non-GAAP revenue, non-GAAP income from operations, non-GAAP net income and free cash flow to evaluate operating performance, determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. However, management believes that the use of non-GAAP measures is subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2013
	(unaudited)	(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$34,853	$46,247
Fair value adjustment to deferred revenue	671	44

Non-GAAP revenue	$35,524	$46,291

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(10,441)	$(7,691)
Stock-based compensation	3,984	3,663
Amortization of intangible assets	1,608	3,070
Fair value adjustment to deferred revenue	671	44
Fair value adjustments to contingent consideration	232	3,453
Acquisition-related expenses	4,800	—

Non-GAAP income from operations	$854	$2,539

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(10,825)	$(8,125)
Stock-based compensation	3,984	3,663
Amortization of intangible assets	1,608	3,070
Fair value adjustment to deferred revenue	671	44
Fair value adjustments to contingent consideration including effects of foreign currency	214	3,453
Acquisition-related expenses	4,800	—

Non-GAAP net income	$452	$2,105

Non-GAAP diluted net income per share	$0.02	$0.09
Non-GAAP diluted weighted average shares used in computing per share amounts	21,659,426	24,202,458
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	19,042,761	19,790,692
Dilutive effect of outstanding equity securities	2,616,665	4,411,766

Non-GAAP diluted weighted average shares outstanding	21,659,426	24,202,458

Supplemental information of acquisition-related expenses included in:
Cost of revenues	$52	$—
Sales and marketing	691	—
Research and development	637	—
General and administrative	3,420	—

Total acquisition-related expenses	$4,800	$—

Supplemental information of stock-based compensation included in:
Cost of revenues	$499	$468
Sales and marketing	1,172	934
Research and development	504	623
General and administrative	1,809	1,638

Total stock-based compensation	$3,984	$3,663

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$3,519	$10,823
Purchases of property, equipment and software, net	(227)	(2,211)
Software development costs	(198)	(129)
Payments of contingent consideration for business acquisition in excess of fair value	494	—
on acquisition date

Free cash flow	$3,588	$8,483

Vocus, Inc. and Subsidiaries

Reconciliation of 2013 Guidance

GAAP EPS to Non-GAAP Diluted EPS

	Q2 2013	Full Year 2013
	(unaudited)	(unaudited)
GAAP EPS	$(0.35) to (0.34)	$(1.23) to (1.20)
Effect of non-GAAP adjustments	0.32	1.59
Dilutive effect of outstanding equity securities	—	(0.21)

Non-GAAP diluted EPS	$(0.03) to (0.02)	$0.15 to 0.18